Exhibit 21

TETRA Technologies, Inc.

List of Subsidiaries or Other Related Entities

December 31, 2005

TETRA Micronutrients, Inc.

SeaJay Industries, Inc.

TETRA Agricultural Products de Mexico, S.A. de C.V. (1)

TETRA International Incorporated

TETRA de Mexico, S.A. de C.V. (2)

TETRA Technologies de Venezuela, S.A.

TETRA Technologies do Brasil, Ltda. (3)

TETRA Technologies (U.K.) Limited

TETRA Technologies de Mexico, S.A. de C.V. (2)

TETRA Technologies Nigeria Limited

Ahmad Albinali & TETRA Arabia Company Ltd. (LLC) (4)

TETRA International Holding, B.V.

T-International Holdings, C.V. (8)

TETRA Netherlands, B.V.

TETRA Chemicals Europe, AB

TETRA Chemicals Europe Oy

Kemax BV (9)

TETRA Technologies Australia Pty Ltd

TETRA Thermal, Inc.

TPS Holding Company, LLC

TETRA Process Services, L.C.

TETRA Applied Holding Company

TETRA Applied LP LLC

TETRA Applied GP, LLC

TETRA Applied Technologies, L.P. (5)

T-Production Testing LLC

Maritech Resources, Inc.

Maritech Holdings, Inc.

Maritech Louisiana, LLC

Maritech Partner, LLC

Maritech Timbalier Bay, LP (10)

TETRA Production Testing GP, LLC

TETRA Production Testing Services, L.P. (6)

Compressco, Inc.

Compressco Field Services, Inc.

Compressco Testing, L.L.C.

Compressco Canada, Inc.

Providence Natural Gas, Inc.

TETRA Investment Holding Co., Inc.

TETRA Real Estate, LLC

TETRA Real Estate, L.P. (7)

TETRA Financial Services, Inc.

TETRA (U.K.) Limited

(1) TETRA Micronutrients, Inc. owns 99.998% and TETRA Technologies, Inc. owns 0.002%.

(2) TETRA Technologies, Inc. owns 0.002% and TETRA International Incorporated owns 99.998%.

(3) TETRA International Incorporated owns 99.998% and TETRA Technologies, Inc. owns 0.002%.

(4) TETRA International Incorporated owns 50%.

(5) TETRA Applied LP, LLC owns 99.9% and TETRA Applied GP, LLC owns 0.1%.

(6) TETRA Applied Technologies, LP owns 99.9% and TETRA Production Testing GP, LLC owns 0.1%.

(7) TETRA Investment Holding Co., Inc. owns 99.9% and TETRA Real Estate, LLC owns 0.1%.

(8) TETRA International Holdings, B.V. owns 96.0% and TETRA International Incorporated owns 4.0%.

(9) TETRA Netherlands, B.V. owns 50.0025%.

(10) Maritech Louisiana, LLC owns 50.0% and Maritech Partner, LLC owns 50.0%.